Exhibit 99.1

News From:  CompuCom

For Immediate Release

Contact:          Scott Greenwald
                  CompuCom Systems, Inc.
                  sgreenwa@compucom.com
                  972/856-3465


             CompuCom Reports 4th Quarter and Full Year 2003 Results



         DALLAS, TX -February 4, 2004 - CompuCom Systems, Inc. (NASDAQ: CMPC), a national leader in helping companies plan, implement and manage multi-vendor, industry-standard computing environments, today announced operating results for the fourth quarter and year ended December 31, 2003. Fourth quarter 2003 net earnings were $4.41 million, or $.08 diluted earnings per share, compared to net earnings of $5.49 million, or $.10 diluted earnings per share in the fourth quarter of 2002 and $2.14 million, or $.04 diluted earnings per share in the third quarter 2003. Full year 2003 net earnings were $13.18 million, or $.24 diluted earnings per share. This compares to 2002 net earnings of $18.32 million, or $.34 diluted earnings per share, excluding the cumulative effect of a change in accounting principle for negative goodwill of $0.7 million. Including the cumulative effect of a change in accounting principle, 2002 net earnings were $19.02 million, or $.35 diluted earnings per share.

         J. Edward Coleman, CompuCom's chairman, president and chief executive officer, commented on today's announcement. "CompuCom delivered solid results in the fourth quarter, with sequential and year over year growth in both product and service revenue. Our performance was driven by strength across our hardware resale, IT outsourcing and systems integration, and software licensing offerings. Throughout 2003 we continued to execute our steady shift to a more service-centric organization with service representing nearly 53% of our total gross margin dollars for the year, up 3.5 points from a year ago. This is the first time service gross margin dollars have exceeded

CompuCom Financials 2-5

50% on a full year basis. While the importance of this shift is underscored by the pressure we continue to see on product gross margins, it is also our ability to combine world class product fulfillment with a high quality national IT service capability that brings unique value to our clients."

         "Our balance sheet remains strong," said M. Lazane Smith, CompuCom's senior vice president and chief financial officer. "During the fourth quarter we made the decision to pay down our receivable securitization $50 million. This action did not negatively impact working capital, as the decline in cash was offset by a corresponding increase in receivables. In fact, due to our continued profitable performance and focus on operational management, our working capital grew to $147 million, increasing for the eighth consecutive quarter. For the full year 2003, working capital increased 21%."

         Fourth quarter total revenues were $416.4 million, representing an increase of 25.9% sequentially and 3.1% when compared to the fourth quarter 2002. The growth in revenue was attributable to increases in both product and service revenue. Product revenue of $336.6 million increased 29.6% when compared to the third quarter 2003. This increase was primarily due to higher commercial hardware sales, up 19.6%, while software-related sales increased 61.5%. Fourth quarter product revenue increased 3.1% over the prior year primarily as a result of software-related sales growth of 23.9% partially offset by a decline in commercial hardware sales of 1.5%. Service revenue grew to $79.9 million, representing an increase of 12.4% when compared to the third quarter 2003 and 3.1% compared to the same period last year.

         Gross margin as a percentage of revenue was 11.0% compared to 12.1% in the third quarter 2003 and 12.2% in the same period in 2002. Product gross margin as a percentage of product revenue was 6.5%. This compares to 7.1% in the third quarter 2003 and 7.8% in the fourth quarter 2002. The year over year and sequential declines in product gross margin percent were primarily due to lower vendor incentive dollars as a percentage of revenue, more aggressive pricing and higher mix

CompuCom Financials 3-5

of software-related sales. Service gross margin as a percentage of service revenue was 30.0% compared to 30.4% in the third quarter 2003 and 30.9% in the fourth quarter last year. Service gross margin dollars as a percentage of total gross margin dollars were 52.2% compared to 54.0% in the third quarter 2003 and 48.6% in the same period of the prior year.

         Operating expenses were $38.8 million for the fourth quarter 2003, compared to $40.2 million in the fourth quarter 2002 and $36.3 million in the third quarter 2003. As a percentage of revenue, operating expenses were 9.3%, down from 10.0% in the same period in 2002 and 11.0% in the third quarter 2003.

         Management from CompuCom Systems, Inc. will host a conference call on February 4th at 5:00 p.m. EST to discuss the results of the fourth quarter and full year 2003. To access the conference call, please visit the Company's web site at www.compucom.com or dial 800/875-6883 and reference conference ID No. 5172958.

         CompuCom Systems, Inc., (Nasdaq:CMPC - news) headquartered in Dallas, Texas, is a national leader in helping companies plan, implement and manage multi-vendor, industry-standard computing environments. CompuCom's clients include Fortune 1000 enterprises, federal, state and local government, vertical industry leaders, major technology equipment providers, leading-edge systems integrators and wireless technology providers. CompuCom leverages people, process and technology to offer best in class solutions that enable, optimize and operate the digital technology infrastructure. CompuCom is accessible via the Internet at www.compucom.com.

         This press release contains certain forward-looking statements based on the Company's beliefs and expectations as of the date of this release regarding revenues, gross margin, operating and financing expense, earnings, growth rates and certain business trends that involve risks and uncertainties that could cause actual results to differ materially from the results discussed herein. Specifically, the following trends may not continue: the ability to grow service revenue and gross margins; declines in product revenue and product gross margin may continue and may be greater than anticipated; the ability to continue to decrease costs; the ability to improve operational efficiency; the ability to grow service gross margin dollars and service gross margin dollars as a percentage of total gross margin dollars; the ability to continue to improve the balance sheet; the ability to win new clients; the expansion of the services the Company provides may not be as broad as the Company currently expects or widely accepted by clients; the manufacturers who use the Company's direct services may elect not to use those services. Other factors that could cause actual results to differ materially are: competitive pricing and supply; the long-term effect of the Hewlett Packard acquisition of Compaq; lower demand than anticipated for the products and services the Company sells; the impact of the manufacturer's shift to direct marketing programs may be more significant than anticipated; changes to manufacturers' and suppliers' pricing, price protection, rebate and incentive programs; short-term interest rate fluctuations; general economic conditions including uncertainty created by military action; employee turnover; potential impact of litigation; and the ability to collect trade and vendor accounts receivable, as well as the risks and uncertainties set forth from time to time in CompuCom's Annual Report on Form 10-K and other public filings and disclosures. Readers should refer to those documents and should not place undue reliance on these forward-looking statements.

================================================================================

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CompuCom Financials 4-5
                                                        COMPUCOM SYSTEMS, INC.
                                                 CONDENSED COMPARATIVE FINANCIAL DATA
                                          (All amounts in thousands except per share amounts)
                                                              (unaudited)

                                                                    Three Months Ended                  Twelve Months Ended
                                                                       December 31,                         December 31,
                                                             ---------------------------------    ---------------------------------
                                                                  2003              2002              2003               2002
                                                             ---------------   ---------------    --------------    ---------------

Revenue
    Product                                                      $  336,560      $    326,486       $ 1,158,312        $ 1,269,126
    Service                                                          79,876            77,447           296,808            302,002
                                                             ---------------   ---------------    --------------    ---------------
       Total revenue                                                416,436           403,933         1,455,120          1,571,128
                                                             ---------------   ---------------    --------------    ---------------
Gross Margin
    Product                                                          21,909            25,305            82,209            104,441
    Service                                                          23,928            23,921            92,200            101,878
                                                             ---------------   ---------------    --------------    ---------------
       Total gross margin                                            45,837            49,226           174,409            206,319
                                                             ---------------   ---------------    --------------    ---------------
Gross Margin Percentage
    Product                                                            6.5%              7.8%              7.1%               8.2%
    Service                                                           30.0%             30.9%             31.1%              33.7%
                                                             ---------------   ---------------    --------------    ---------------
       Total gross margin percentage                                  11.0%             12.2%             12.0%              13.1%
                                                             ---------------   ---------------    --------------    ---------------
Operating Expenses
    Selling                                                          10,917            10,696            42,374             45,801
    Service                                                           9,240             9,691            35,979             41,830
    General and administrative                                       15,071            15,439            58,718             69,704
    Depreciation and amortization                                     3,585             4,378            15,458             18,232
                                                             ---------------   ---------------    --------------    ---------------
       Total operating expenses                                      38,813            40,204           152,529            175,567
                                                             ---------------   ---------------    --------------    ---------------

Earnings from operations                                              7,024             9,022            21,880             30,752

Financing expense, net                                                   39              (46)               281                477
                                                             ---------------   ---------------    --------------    ---------------

Earnings before income taxes and cumulative
    effect of a change in accounting principle for
    negative goodwill                                                 6,985             9,068            21,599             30,275

Income taxes                                                          2,579             3,577             8,424             11,958
                                                             ---------------   ---------------    --------------    ---------------

Earnings before cumulative effect of a change in
    accounting principle for negative goodwill                        4,406             5,491            13,175             18,317

Cumulative effect of a change in accounting
    principle for negative goodwill, net of
    income taxes                                                          -                 -                 -                707
                                                             ---------------   ---------------    --------------    ---------------

Net earnings                                                    $     4,406      $      5,491       $    13,175        $    19,024
                                                             ===============   ===============    ==============    ===============

Basic earnings per common share:
    Earnings before cumulative effect of a change
       in accounting principle for negative goodwill                  $ .08             $ .11             $ .25              $ .36
    Cumulative effect of a change in accounting
       principle for negative goodwill, net of income taxes               -                 -                 -                .01
                                                             ---------------   ---------------    --------------    ---------------
    Net earnings                                                      $ .08             $ .11             $ .25              $ .37
                                                             ===============   ===============    ==============    ===============
Diluted earnings per common share:
    Earnings before cumulative effect of a change
       in accounting principle for negative goodwill                  $ .08             $ .10             $ .24              $ .34
    Cumulative effect of a change in accounting
       principle for negative goodwill, net of income taxes               -                 -                 -                .01
                                                             ---------------   ---------------    --------------    ---------------
    Net earnings                                                      $ .08             $ .10             $ .24              $ .35
                                                             ===============   ===============    ==============    ===============

Average common shares outstanding:
    Basic                                                            49,920            49,043            49,583             48,647
    Diluted                                                          51,806            52,069            51,457             50,654

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CompuCom Financials 5-5




                                                        COMPUCOM SYSTEMS, INC.
                                                         SUMMARY BALANCE SHEET
                                                      (All amounts in thousands)
                                                              (unaudited)




                                                                           December 31,                 December 31,
                                                                               2003                         2002
                                                                       ----------------------       ---------------------

Cash and cash equivalents                                                         $   81,145                 $   128,039

Receivables                                                                          213,119                     146,732

Inventories                                                                           35,612                      27,732

Other current assets                                                                   4,252                       6,899

                                                                       ----------------------       ---------------------
     Total current assets                                                            334,128                     309,402

Property and equipment, net                                                           19,134                      23,924

Other assets                                                                         107,458                     111,532

                                                                       ----------------------       ---------------------
Total assets                                                                     $   460,720                 $   444,858
                                                                       ======================       =====================



Accounts payable                                                                 $   105,344                 $   117,252

Accrued liabilities                                                                   81,800                      71,115

                                                                       ----------------------       ---------------------
     Total current liabilities                                                       187,144                     188,367

Deferred income tax liability                                                          2,008                           -

Stockholders' equity                                                                 271,568                     256,491

                                                                       ----------------------       ---------------------
Total liabilities and stockholders' equity                                       $   460,720                 $   444,858
                                                                       ======================       =====================



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